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                                                                   Exhibit 10.17


                  SETTLEMENT AGREEMENT & MUTUAL GENERAL RELEASE

         THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the "Agreement"), entered into this January 19, 2001, by and amount WARREN R. FEDERGREEN, M.D., P.A., a Florida professional corporation (the "P.A."), WARREN R. FEDERGREEN, M.D. and SUSAN FEDERGREEN, individually and as Shareholders of P.A. (collectively, "Federgreen"), and METCARE OF FLORIDA, INC., a Florida corporation and wholly owned subsidiary of Metropolitan Health Networks, Inc. (collectively, "Metcare").

         WHEREAS, the Seller is engaged in the business of providing medical services and related activities, such activities are hereby being referred to as the "Practice."

         WHEREAS, in or about December 30, 1999, Federgreen and Metcare entered into written contracts that included, but not limited to, an Asset Purchase Agreement (the "Agreements").

         WHEREAS, the parties have decided in good faith to dissolve any and all said Agreements executed and have mutually agreed to execute this Agreement as evidenced of thereof.

         NOW, THEREFORE, the parties agree as follows:

         1. Upon the execution of this Settlement Agreement and Mutual General Release by all parties, in consideration for any and all remaining amount due to Seller pursuant to said Asset Purchase Agreement, Metcare of Florida will pay Federgreen a sum totoal of [$40,000].

         2.       The form of payment is as follows:

                  a. $13,000 in cash in three equal [monthly] installments commencing February 15, 2001.
                  b. The remaining balance of $27,000 will be paid in the form of 14,000 shares of common stock of Metropolitan Health Networks, Inc. at a mutually agreed value of $2.00, ( the "Shares"); the Shares will be issued pursuant to Rule 144 of the SBC with registration rights upon the first registration filing by Metropolitan Health Networks, Inc., after the date hereof; provided, the registration will be no later than 180 days after the execution of this Agreement;


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         3.       In consideration for the mutual relinquishment of their
                  respective rights and the payments hereunder, the parties agree to hereby remise, release, acquit, satisfy and forever discharge each other of and from all manner of actions, causes of action, suits, debts, sums of money, agreements, promises, damages, judgments, claims and demands whatsoever in law or in equity, either known or unknown, which they ever had or now have upon or by reason of any matter, cause or thing whatsoever pursuant to the Asset Purchase Agreement, executed as set forth herein, or any other matter.

         4. The parties agree and consent that this Agreement shall be binding on all the parties and upon their heirs, administrators, representatives, executors, successors and assigns and shall inure to their benefit and to that of their heirs, administrators, representatives, executors, successors and assigns.

         5. The parties agree that in consideration for the payments and promises herein, no arbitration or legal action will be filed. If Metcare fails to make payment or otherwise is in violation of the Agreement, the non compete Agreement shall have no effect. Any and all causes of action and any and all defenses to that action is barred and forever discharged. The parties understand and agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to its conflict of laws provisions. Notwithstanding the foregoing, jurisdiction for litigation of any dispute, controversy or claim, if any, arising out of or in connection with this Settlement shall be in the State of Florida and the parties agree to submit jurisdiction of said court for litigation of any dispute. The prevailing party in any action brought to enforce the terms of this Agreement shall be entitled to recover its attorneys' fees and costs incurred.

         6. Each party represents and warrants to each other party that it has full power, authority and legal right to execute this document on its own behalf and any other corporate party that may be involved herein. Moreover, each party represents to each other that is has not executed this Agreement or any document required to be executed pursuant to this Agreement under any duress, under pressure, or fraud and that each party hereby expressly agrees to be legally and equitably bound by the express terms, or representations, warranties, covenants and conditions contained herein.

         7. The parties expressly acknowledge, understand and agree that this Agreement provided herein is in the best interest of both parties, is being entered into for the purpose of avoiding additional litigation and in compromise of disputed claims, and that with the exception of the terms and limitations set forth in this Agreement, nothing herein shall be construed or





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                  offered as an admission of liability on behalf of any party or with respect to any claim asserted by, or against any party.

         8. This Agreement represents the entire understanding and agreement of the Parties hereto and all prior negotiations, discussions and representations are deemed merged into the terms, provisions, and conditions hereof provided, however that notwithstanding anything contained herein to the contrary, all representation and warranties by Federgreen set forth in the Asset Purchase Agreement dated December 30, 1999, shall be incorporated herein by reference and made a part hereof. This Agreement may be executed in separate counterparts, which together shall make the entirety of the Agreement.

         9. The parties hereby represent to each other that they fully understand their right to review all aspects of this Agreement with an attorney or counsel, and have carefully read and fully understand all the provisions of this Agreement, and that they have freely, knowingly and voluntarily entered into this Agreement.

                                   * * * * * *






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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                                       WARREN R. FEDERGREEN, M.D., P.A.



                                       By: /s/ Warren R. Federgreen
                                           -------------------------------------
                                               Warren R. Federgreen, President



                                       WARREN R. FEDERGREEN, M.D.



                                       By: /s/ Warren R. Federgreen
                                           -------------------------------------
                                               Warren R. Federgreen, M.D.

                                       Title: President
                                             -----------------------------------


                                       SUSAN FEDERGREEN



                                       /s/ Susan Federgreen
                                       -----------------------------------------



                                       METCARE OF FLORIDA, INC.



                                       By: /s/ Debra Finnel
                                           -------------------------------------

                                       Name: Debra Finnel
                                            ------------------------------------

                                       Title: COO
                                              ----------------------------------





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